UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BANK OF NEW YORK MELLON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE BANK OF NEW YORK MELLON CORPORATION

240 Greenwich Street

New York, New York 10286

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 15, 2020

The following Notice of Change of Location relates to the Proxy Statement for 2020 (the “Proxy Statement”) of The Bank of New York Mellon Corporation (the “Corporation”), dated March 3, 2020, furnished to stockholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on Wednesday, April 15, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about March 24, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 15, 2020

Dear Stockholders,

In an effort to support the health and wellbeing of our stockholders, employees, partners and communities, in light of developments regarding the coronavirus or COVID-19, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Bank of New York Mellon Corporation (the “Corporation”) has been changed. The previously announced date and time of the meeting (April 15, 2020 at 9:00 a.m., Eastern time) will not change. The Annual Meeting will be held solely by remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of our common stock as of the close of business on February 18, 2020, the record date, are entitled to participate in the Annual Meeting. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/BK2020 and login by entering the 16-digit control number found on your proxy card or voting instruction form that you have previously received. Once admitted, you may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website. If you were not a stockholder as of February 18, 2020, you may still view a webcast of the meeting by visiting www.virtualshareholdermeeting.com/BK2020.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card to vote your common stock in connection with the Annual Meeting.

By Order of the Board of Directors,

James J. Killerlane III

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 15, 2020: Our 2020 Proxy Statement and 2019 Annual Report to stockholders are available at https://www.bnymellon.com/proxy. The Bank of New York Mellon Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about March 3, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to stockholders, which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.